EXHIBIT 16.1


April 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      SAFLINK Corporation
                  File Reference No. _____________

Dear Sir or Madam:

         We have read Item 4 of Form 8-K of SAFLINK Corporation dated April 24, 2000 and we are in agreement with the statements contained in paragraphs (a)(i),
(a)(ii), (a)(iii) and (a)(iv) therein. We have no basis to agree or disagree with the statements contained in paragraphs (b)(i) or (b)(ii) therein.



                                                  /s/  Ernst & Young LLP
                                                  ----------------------
                                                  Ernst & Young LLP